EXHIBIT 10.17

CLOSING AGREEMENT

THIS CLOSING AGREEMENT (this “Agreement”), is effective as of January 7, 2022 (the “Effective Date”), by and among WestFREIT Corp. (“Westridge Owner”), Damascus Centre, LLC (“Damascus Owner”), and Grande Rotunda, LLC (“Rotunda Owner”; each also individually and collectively “Seller”; and MCB Acquisition Company LLC (“MCB”), MCB Westridge LLC (“MCB Westridge”), MCB Damascus LLC (“MCB Damascus”), and MCB Rotunda Owner LLC (“MCB Rotunda”; also individually and collectively, “Purchaser”).

WITNESSETH:

A.       Seller and MCB entered into that certain Purchase and Sale Agreement dated November 22, 2021 (the “Original Agreement”), as amended by First Amendment to Purchase and Sale Agreement dated December 22, 2021 (the “First Amendment”), by Second Amendment to Purchase and Sale Agreement dated as of December 23, 2021 (the Second Amendment”), by Third Amendment to Purchase and Sale Agreement dated as of December 28, 2021 (the Third Amendment”), by Closing and Escrow Agreement dated as of December 30, 2021 (the “Closing Agreement”), and as assigned in part to each of MCB Westridge, MCB Rotunda and MCB Westridge pursuant to that certain Assignment of Purchase and Sale Agreement as of December 30, 2021 (the “Assignment”; such Original Agreement, First Amendment, Second Amendment, Third Amendment, Closing Agreement, Assignment and this Agreement hereinafter collectively the “Purchase Agreement”), pertaining to the purchase and sale of three (3) properties located in Maryland and described in the Purchase Agreement as the Westridge Property, the Damascus Property and the Rotunda Property, all as more particularly described in the Purchase Agreement.

B.       Seller and Purchaser agreed in the Closing Agreement, among other things, to bifurcate settlement of the transaction into more than one closing.

C.       The Closing for the First Closing Property (the Rotunda Property) occurred on December 30, 2021.

D.       The parties are contemplating closing on the Westridge Property and possibly the Damascus Property on the Effective Date, subject to the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants of Seller and Purchaser set forth below, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser agree as follows:

1.       Incorporation of Recitals. The recitals set forth above are hereby incorporated into and made a part of this Agreement.

2.       Definitions. Unless otherwise expressly provided herein, all capitalized terms not expressly defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

3.       Amendment to Closing Date. The Closing Date for the Westridge Property and the

Damascus Property shall be the Effective Date; provided, however in the event the Closing for the Damascus Property shall not have occurred on the Effective Date because of the failure to receive a Tenant Estoppel Certificate from Safeway, then the Closing Date for the Damascus Property (the “Third Closing Property” shall be that date as established in Section 4 of the Third Amendment (hereinafter, the “Third Closing Date”).

4.       Application of the Purchase Price. The portions of the Purchase Price (modified and set forth in Section 3 of the Third Amendment) to apply to the Second Closing Property on the Second Closing Date, and to apply to the Third Closing Property on the Third Closing Date, shall be in accordance with the allocations of the Purchase Price set forth in such Section 3 of the Third Amendment (amending Section 2.1(a) of the Original Agreement).

5.       Application of the Deposit. In the event the Closing on the Damascus Property is deferred until the Third Closing Date, then an amount equal to $2,500,000 of the Deposit under the Purchase Agreement (posted as contemplated in Section 4 of the Second Amendment) shall continue to be held in escrow by the Escrow Agent to be applied and credited toward the portion of the Purchase Price for the Closing on the Damascus Property. All other provisions regarding the application, payment, return and/or forfeiture of the Deposit in the Agreement shall be remain unchanged.

6.       Application of Agreement to Closings. All terms, covenants, conditions and liabilities of the Seller and the Purchaser under the Agreement (collectively the “Obligations”) shall apply to all of the Property under the Agreement in the same manner as set forth prior to the effectiveness of this Agreement (and notwithstanding the bifurcation of the Closing Date provided in the Closing Agreement and herein). Notwithstanding the foregoing, those portions of the Obligations set forth in the Purchase Agreement as applicable after the Closing Date (including but not limited to representations and warranties set forth in Sections 6.1 and 6.2 of the Original Agreement, the apportionments described in Section 8.1 of the Original Agreement, the Survival Period and Cap set forth in Section 10.1 of the Original Agreement, and the like) shall be applied and applicable, with regard to the First Closing Property, after the First Closing Date, with regard to the Second Closing Property, after the Second Closing Date, and with regard to the Third Closing Property after the Third Closing Date.

7.       Required Estoppels; CAM, Tax and Insurance Reconciliations. The parties acknowledge that one or more of the Required Estoppel Certificates from certain Required Tenants and the Remaining Estoppel Certificates have not been delivered of the Effective Date as required by Section 7.9 of the Original Agreement. Seller agrees that (i) the Seller’s Obligations regarding the delivery of such Required Estoppel Certificates (including Seller’s obligation to use good faith and commercially reasonable efforts to obtain them) shall continue after the Second Closing Date and/or the Third Closing Date, if applicable, and (ii) until actual delivery of such Required Estoppel Certificates, Seller shall be deemed to have made such Required Estoppel Certificates, in the form most recently requested from the applicable Required Tenants and with respect to the Remaining Estoppel Certificates, as additional representations and warranties under Section 6.1 of the Original Agreement, but as qualified to the Seller’s knowledge in all respects. In addition, for purposes of clarification of clause (ii) above in this provision, the representations and warranties of the Seller with regard to the Required Tenant Estoppel Certificates shall be treated as Guaranteed Obligations under Section 10.1(b) of the Original Agreement and subject to the Basket, Cap and Survival Period under Section 10.1(a) of the Original Agreement. Upon delivery of the Required Tenant Estoppel Certificates as executed by the Required Tenants, and in all events upon expiration of the Survival Period (regardless of whether or not the Required Estoppel Certificates have been delivered at such time), the additional representations and warranties created by this provision shall have expired and been extinguished, with any further Obligations of the Seller with respect thereto being deemed waived and released. Seller further acknowledges and agrees that United Bank shall be entitled to rely on the provisions of this Section 5 with respect to and only to the Damascus Property.

For purposes of clarification of the foregoing clause (i) in this provision, the parties acknowledge and agree that an estoppel certificate has been delivered from the Required Tenant known as “Advance Auto Parts” with respect to the Damascus Property, which notes that the 2019 and 2020 common area maintenance, tax and insurance reconciliations remain outstanding. Seller covenants and agrees to provide any and all such reconciliations, together with the 2021 reconciliation, to Advance Auto and all other tenants for all Properties, to the extent the same have not yet been provided, within not more than ninety (90) days from and after the applicable Closing Date for each Property. Seller further covenants and agrees that Seller shall remain responsible for the payment of any overpayments due to any tenant and for any audit costs incurred by Purchaser with respect to such matters, which obligations shall survive Closing.

8.       Full Force and Effect. Except as amended hereby, the Purchase Agreement remains unmodified and in full force and effect, binding on the parties according to its terms.

9.       Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute a single agreement. A signature delivered via facsimile, email, or attachment to email shall be equally as effective as an original signature delivered in-person, via mail, or via any other means.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SELLER:

WestFREIT Corp.,
a Maryland corporation

By:	/s/ Robert S. Hekemian, Jr.
Name: Robert S. Hekemian, Jr.
Title: CEO and President

Damascus Centre, LLC,
a New Jersey limited liability company

By:	/s/ Robert S. Hekemian, Jr.
Name: Robert S. Hekemian, Jr.
Title: CEO and President

Grande Rotunda, LLC,
a Maryland limited liability company

By:	/s/ Robert S. Hekemian, Jr.
Name: Robert S. Hekemian, Jr.
Title: CEO and President

[Signatures Continue on Following Page]

PURCHASER:

MCB Acquisition Company, LLC,
a Maryland limited liability company

By:	/s/ P. David Bramble
P. David Bramble
Executive Manager

MCB Westridge LLC,
a Maryland limited liability company

By:	/s/ P. David Bramble
P. David Bramble
President

MCB Damascus LLC,
a Maryland limited liability company

By:	/s/ P. David Bramble
P. David Bramble
President

MCB Rotunda Owner LLC,
a Delaware limited liability company

By:	/s/ P. David Bramble
P. David Bramble
President